EXHIBIT 99.1

CUSIP# 678046 10 3 Amex: BQI
NEWS RELEASE
DATE: March 7, 2007
Oilsands Quest announces initial closing of private placement of flow-through common stock
Calgary, Alberta — Oilsands Quest Inc. (Amex: BQI), formerly CanWest Petroleum Corporation, announces the initial closing on March 6, 2007 of a previously announced private placement of $30 million Cdn ($25.6 million US) with a syndicate of underwriters on a bought deal basis. Oilsands Quest issued 3,097,534 common shares on a flow-through basis at a price of $5.64 Cdn ($4.82 US) per share for gross proceeds of $17.5 million Cdn ($14.9 million US). There was significant participation by Oilsands Quest’s Canadian directors, officers, executives, employees and associates, amounting to approximately $1.3 million Cdn.
The remaining 2,222,466 common shares will be issued on a flow-through basis through the underwriters at a price of $5.64 Cdn ($4.82 US) per share in subsequent closings in accordance with the underwriting agreement on or before May 6, 2007.
The common shares were not registered under the United States Securities Act of 1933, as amended (the “Securities Act”) and were not offered or sold in the United States or to U.S. persons (as such term is defined in Regulation S under the Securities Act) absent a registration statement or an applicable exemption from registration. This notice is not an offer to sell or a solicitation of an offer to buy such securities and is issued pursuant to Rule 135c under the Securities Act of 1933.
Oilsands Quest Inc., through its subsidiary Oilsands Quest Sask Inc., is conducting the province of Saskatchewan’s first major oil sands exploration program and is currently conducting its second season of exploration drilling on its oil sands permits, which are located in northwest Saskatchewan, directly across the border from the Athabasca oil sands in Alberta. Oilsands Quest is focused on proving the extension of commercially viable deposits of oil sands into Saskatchewan.
Forward-Looking Information
 Except for statements of historical fact relating to the company, this news release contains certain “forward-looking information” within the meaning of applicable securities law. Forward-looking information is frequently characterized by words such as “plan”, “expect”, “project”, “intend”, “believe”, “anticipate”, “estimate” and other similar words, or statements that certain events or conditions “may” “will” or “could” occur. Forward-looking statements such as the references to Oilsands Quest Inc.’s financing plans, drilling program, geophysical programs, testing and analysis programs and timing of such programs are based on the opinions and estimates of management at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated

CUSIP# 678046 10 3 Amex: BQI
in the forward-looking statements, which include but are not limited to risks inherent in the oil sands industry, regulatory and economic risks, and risks associated with the company’s ability to implement its business plan. There are uncertainties inherent in forward-looking information, including factors beyond Oilsands Quest Inc.’s control, and no assurance can be given that the financing or the programs will be completed on time, on budget or at all. Oilsands Quest Inc. undertakes no obligation to update forward-looking information if circumstances or management’s estimates or opinions should change, except as required by law. The reader is cautioned not to place undue reliance on forward-looking statements. The risks and uncertainties set forth above are not exhausting. Readers should refer to Oilsands Quest’s current annual report on Form 10KSB and other document filings, which are available at www.sedar.com and at www.sec.gov for a detailed discussion of these risks and uncertainties and details regarding the location and extent of the Oilsands Quest permit lands.
For more information:

General inquiries and retail investors, contact Hedlin Lauder Investor Relations Ltd.
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Institutional investors, contact The Buick Group
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